UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 4, 2012

Fortune Brands Home & Security, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35166	62-1411546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Lake Cook Road Deerfield, IL		60015
(Address of principal executive offices)		(Zip Code)

(847) 484-4400

Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 3, 2012, the Rights Agreement, dated as of September 6, 2011 (the “Rights Agreement”), between Fortune Brands Home & Security, Inc. (the “Company”) and Wells Fargo Bank, N.A., as rights agent, expired in accordance with its terms. The Rights Agreement provided common stockholders of the Company with the right to purchase shares of Series A Junior Participating Preferred Stock of the Company (“Series A Preferred Stock”) upon the terms and subject to the conditions set forth in the Rights Agreement (the “Rights”). As a result of the expiration of the Rights Agreement, the Rights are no longer outstanding and are not exercisable, and the Rights Agreement is of no further force or effect.

In connection with the expiration of the Rights Agreement, the Company filed a Certificate of Elimination with the Secretary of State of the State of Delaware on October 4, 2012. The Certificate of Elimination eliminates from the Company’s Restated Certificate of Incorporation all matters set forth in the Certificate of Designations with respect to the Series A Preferred Stock. No shares of Series A Preferred Stock were issued or outstanding at the time of the filing of the Certificate of Elimination. A copy of the Certificate of Elimination has been filed as Exhibit 3.1 to this Current Report and is incorporated herein by this reference.

Item 8.01.	Other Events.

On October 4, 2012, the Company issued a press release announcing the expiration of the Rights Agreement. A copy of that press release is filed as Exhibit 99.1 to this Current Report and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
3.1	Certificate of Elimination of Certificate of Designations of Series A Junior Participating Preferred Stock of Fortune Brands Home & Security, Inc., dated October 4, 2012.

99.1	Press Release, dated October 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS HOME & SECURITY, INC.

Date: October 4, 2012	By:	/s/ Lauren S. Tashma
Name: Lauren S. Tashma Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Elimination of Certificate of Designations of Series A Junior Participating Preferred Stock of Fortune Brands Home & Security, Inc., dated October 4, 2012.

99.1	Press Release, dated October 4, 2012.